SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2002 (Date of Report)

SYNTHETECH, INC.

(Exact Name of Registrant as Specified in Charter)

Oregon (State or Other Jurisdiction of Incorporation)
000-12992 (Commission File No.)	84-0854771 (IRS Employer Identification No.)
1290 Industrial Way, Albany, Oregon 97321 (Address of principal executive offices) (Zip Code)
(503) 967-6575 (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant.

Effective May 9, 2002, Synthetech, Inc. dismissed Arthur Andersen LLP as its independent public accountants and engaged KPMG LLP as its new independent public accountants. The members of Synthetech's Audit Committee participated in the decision to dismiss Arthur Andersen and the dismissal was approved by Synthetech's Board of Directors. The engagement of KPMG was recommended by Synthetech's Audit Committee and approved by its Board of Directors.

None of Arthur Andersen's reports on Synthetech's consolidated financial statements for the fiscal years ended March 31, 2001 and 2002 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2001 and 2002 and through the date of this Form 8-K, there were no disagreements between Synthetech and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on Synthetech's consolidated financial statements for such years or such period, and there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2001 and 2002 and through the date of this Form 8-K, Synthetech did not consult KPMG regarding the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Synthetech's financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Synthetech provided Arthur Andersen with a copy of the foregoing disclosures and requested that Arthur Andersen furnish Synthetech with a letter stating whether it agrees with the statements herein. A copy of Arthur Andersen's letter will be filed by an amendment to this report.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

16.1 Letter from Arthur Andersen LLP.*

99.1 Synthetech, Inc. Press Release issued May 16, 2002.

*To be filed by an amendment to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETECH, INC.

Date: May 16, 2002	By /s/ M. Sreenivasan M. Sreenivasan President and CEO

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Arthur Andersen LLP.*
99.1	Synthetech, Inc. Press Release issued May 16, 2002.

*To be filed by an amendment to this report.